EXHIBIT 99.1

AVENUE A, INC. TO CHANGE NAME TO AQUANTIVE, INC.

Parent Company of Avenue A, i-FRONTIER and Atlas DMT to Change Name

to Distinguish Itself as an Industry Leader in Digital Marketing

Avenue A Agency Division to Change Contractual Agreements to Report

Revenue on a Net Basis in 2004

(Conference call and webcast to be held today at 4:30pm EST)

SEATTLE – February 27, 2003 – Avenue A, Inc. (NASDAQ: AVEA), parent company to interactive agencies Avenue A and i-FRONTIER and advertising technology business Atlas DMT, announced today that it will change its name to aQuantive, Inc. The company will announce its new NASDAQ symbol and corporate website address on March 24, 2003.

“Avenue A is a strong brand, and will continue to be the name of our core agency division,” said Brian McAndrews, president and CEO of Avenue A, Inc. “Over the past few years, our company has grown to include additional operating units such as Atlas DMT, our technology business, and most recently i-FRONTIER, our Philadelphia-based interactive agency. By changing the name of our publicly-traded parent company to aQuantive, Inc., we have developed a corporate identity that encompasses all of our current brands and helps us clarify our position as one of the industry’s most successful digital marketing companies.”

The company arrived at the root “quant” as the building block for its new name, as it represents the idea of quantitative or measurable results. To the aQuantive family of companies, the new name captures its focus on the rigorous pursuit of measurable results that help clients achieve their digital marketing goals, while reinforcing the company’s focus on accountability.

“We believe that our new corporate identity will help further define and delineate the separation between the parent company and our individual business units,” said McAndrews. “As we continue our strong growth and profitability, we are poised for the potential of adding future brands that will enhance our market position. aQuantive, Inc. reinforces our strong belief in the growth of the online advertising industry, and our position as a leading force within that industry.”

In addition to the new corporate identity, the company also announced that it expects to change the contractual agreements within the Avenue A agency, which is expected to result in reporting revenue on a net basis beginning January 1, 2004.

The company believes that changes in its business and in the advertising industry over the last few years make its agency business more comparable to traditional advertising agencies. Consequently, the new revenue presentation, which is consistent with the method that most traditional advertising agencies use to present revenue, will facilitate comparisons with others in the industry. It will also standardize the company’s contractual terms and revenue presentation among its agency business units and mitigate state tax and other business obligations.

“The contractual changes and related financial reporting changes will make it easier to showcase our results against the backdrop of the entire industry and bring an even higher degree of consistency among our business units,” said McAndrews. “These changes in no way impact our current, past or future financial performance. aQuantive, Inc. is, and expects to continue to be, a profitable company with positive momentum in a growing industry.”

Under the terms of its current contractual agreements, the Avenue A agency records as revenue both the cost of the media that it purchases for its clients and the fees that it charges for its services. Because Avenue A has historically served as a principal in purchasing media, and has direct liability for paying publishers for that media, Generally Accepted Accounting Principles (GAAP) require Avenue A to present revenue under the gross revenue method. However, because of the forms of its current contracts, i-FRONTIER is required to present revenue under the net revenue method.

Avenue A intends to revise its contractual agreements with clients and online publishers during 2003, so that direct liability for media purchases will rest with Avenue A’s clients. Such contractual terms are common in the advertising industry and require that the company record as its revenues only the fees that it charges for services to its clients. Avenue A intends to make those new contractual terms effective January 1, 2004. The company noted that this change will not impact historical financial results.

Throughout 2003, the company will provide supplemental information on net revenue reporting figures in its quarterly and annual financial reports and in its Form 10-K for 2002. It will also provide additional information in the Investor Relations section of its website.

Michael Vernon, Avenue A, Inc. chief financial officer, will hold a conference call and webcast today at 4:30pm EST to discuss further the name and accounting changes. The webcast and replay will be available from the Investor Relations section of the Company’s website at www.avenueainc.com, under “Calendar of Events.” Interested parties should visit the website approximately 15 minutes prior to download and install any necessary software.

Supplemental Financial Information

To assist in understanding how this change in revenue reporting impacts the company’s financial statements, the following comparisons are provided:

The table below provides a reconciliation of revenue as reported to net revenue had the anticipated contract structure been in place historically:

	2002	2001	2000
Revenue, as reported	$132,650	$89,611	$194,665
Less cost of media purchases (1)	$(91,430)	$(59,360)	$(150,943)

Net revenue	$41,220	$30,251	$43,722

The table below provides a reconciliation from the gross method to the net method of revenue and cost of revenue, and the related impact on gross profit:

	Gross Revenue Method	Reconciling Item (1)	Net Revenue Method
2002
Revenue	$132,650	$(91,430)	$41,220
Cost of revenue (2)	$94,194	$(91,430)	$2,764

Gross profit	$38,456		$38,456

2001
Revenue	$89,611	$(59,360)	$30,251
Cost of revenue (2)	$63,419	$(59,360)	$4,059

Gross profit	$26,192		$26,192

2000
Revenue	$194,665	$(150,943)	$43,722
Cost of revenue (2)	$155,451	$(150,943)	$4,508

Gross profit	$39,214		$39,214

1)	Reconciling item consists of the cost of the media purchased by Avenue A for its clients.

2)	Under the gross revenue method, cost of revenue in 2002, 2001, and 2000, consists of $91,430, $59,360, and $150,943 of media purchases, and $2,764, $4,059, and $4,508 of non-media purchases, respectively. Under the net method, cost of revenue in 2002, 2001, and 2000 consists of only $2,764, $4,059, and $4,508, respectively. Non-media purchases include the cost of delivering advertisements over the Internet, email delivery by third parties, and search engine optimization.

About Avenue A, Inc.

Avenue A, Inc. (aQuantive, Inc. to be effective first week in March), a digital marketing services and technology company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, full-service interactive agencies Avenue A (www.avenuea.com) and i-FRONTIER (www.ifrontier.com), and Atlas DMT (www.atlasdmt.com), a provider of advertising technology solutions, Avenue A, Inc. is able to touch and bring value to any interaction in the digital marketplace. Avenue A and Atlas DMT are headquartered in Seattle and have offices in New York City. i-FRONTIER is headquartered in Philadelphia. Avenue A, Inc. adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to ensure Internet user privacy. Please visit www.avenueainc.com to learn more.

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Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as ‘aims, anticipates, believes, estimates, expects, intends, plans, predicts, projects or targets’ or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. The forward-looking statements in this release include, without limitation, statements about our growth, profitability, the addition of future brands, the future of the online advertising industry, expectations regarding our continued profitability, positive momentum and industry growth, expectations and intentions regarding changes to and revision of our contractual agreements with clients and the timing thereof, the timing of changes in our method of reporting revenue, the effective date of new contractual terms and expectations regarding the recording of revenue in 2004, and beliefs about the effect of the new revenue presentation on tax reporting. The forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk of fluctuating or declining demand for our advertising services, the risk of erosion in service pricing, potential failure to attract sufficient new business to Atlas DMT to materially and positively affect financial results, the potential failure to attract new clients, to maintain current, desired client relationships or to achieve effective advertising campaigns for existing clients, potential deterioration or slower-than-expected development of the Internet advertising market, quarterly and seasonal fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to any possible future acquisitions of technologies, businesses or brands, the short term nature of Avenue A, Inc.’s contracts with clients which generally are cancelable on 90 days’ or less notice, the risk that the company may not be able to change all of its gross method contracts to net method contracts by 2004 or that some of its gross method contracts may be changed to net method contracts prior to 2004 which will affect the method of reporting of revenue under such contracts, the risk that the new revenue presentation may not mitigate tax obligations in the manner or to the extent anticipated by the company, and the uncertainties, potential costs, and possible business impacts of unfavorable rulings in previously announced lawsuits involving the company. More information about factors that could cause actual results to differ materially from those predicted in our forward-looking statements is set out in Avenue A, Inc.’s Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, Avenue A, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Angela Gamba, Director of Public Relations, Avenue A, Inc., ph. (206) 816-8245

Investor Contacts:

Michael Vernon, Chief Financial Officer, Avenue A, Inc., ph. (206) 816-8599

Debra Berliner/Hunter Blankenbaker, G.S. Schwartz & Co., ph. (212) 725-4500